Schedule A

RULE 10F-3 TRANSACTIONS REPORT
October 1, 2003 through December 31, 2003
Affiliated Underwriter: Banc of America Securities, LLC

	Type of
	Security*	Date			Principal/				% of
	(1), (2),	Offering	Purchase		Shares		Price Paid	% of	Fund
Issuer	(3),(4)	Commenced	Date	Selling Broker**	Purchased	Price/Par	By Fund	Issue	Assets

Nations Funds Trust
Nations Asset Allocation Fund
Bear Stearns Company, Inc. 4.50% 10/18/10	1	10/21/03	10/21/03	Bear Stearns & Co	215,000	$99.707	$214,370	0.03%	0.10%
Camden Property 5.375% 12/15/13	1	12/01/03	12/01/03	JP Morgan Chase	183,000	$99.424	$181,946	0.09%	0.08%
International Paper Company 4.25% 1/15/09	1	12/10/03	12/10/03	Deutsche Bank	81,000	$99.837	$80,868	0.02%	0.04%

Nations Bond Fund
Bear Stearns Company, Inc. 4.50% 10/18/10	1	10/21/03	10/21/03	Bear Stearns & Co	6,526,000	$99.707	$6,506,879	0.87%	0.27%
CWL 2003-5 AF1B 1.30% 8/22/22	1	11/06/03	11/06/03	Countrywide Securities	5,000,000	$100.000	$5,000,000	0.15%	0.21%
CDCMC 2003-HE4 A2 1.349% 3/25/34	1	11/21/03	11/21/03	Morgan Stanley & Co., Inc	5,000,000	$100.000	$5,000,000	0.66%	0.21%
Camden Property 5.375% 12/15/13	1	12/01/03	12/01/03	JP Morgan Chase	5,483,000	$99.424	$5,451,418	2.74%	0.23%
International Paper Company 4.25% 1/15/09	1	12/10/03	12/10/03	Deutsche Bank	2,017,000	$99.837	$2,013,712	0.40%	0.09%

Nations Cash Reserves
CNH Equipment Trust 2003-BA1 1.23% 12/13/04	1	11/13/03	11/13/03	Deutsche Bank	58,000,000	$100.000	$58,000,000	24.79%	0.09%

Nations Convertible Securities Fund
Chesapeake Energy Pfd 5%	1	11/12/03	11/12/03	Lehman Brothers, Inc	1,225,000	$100.000	$1,225,000	0.08%	0.09%
Radisys Corporation 1.375% 11/15/23	3	11/14/03	11/14/03	CS First Boston Corp	990,000	$100.000	$990,000	0.00%	0.07%
Amereda Hess 7% Pfd	1	11/20/03	11/20/03	Goldman Sachs & Co	49,300	$100.000	$49,300	0.41%	0.00%
Millennium Chemical 144A CVBD 4% 11/15/23	3	11/20/03	11/20/03	JP Morgan Chase	993,000	$100.000	$993,000	0.79%	0.07%
Centerpoint Energy CVBD 2.875% 1/15/24	1	12/12/03	12/12/03	Salomon Smith Barney, Inc	4,965,000	$100.000	$4,965,000	2.21%	0.33%
Magnum Hunter Resources (Variable Rate) 12/15/23	1	12/12/03	12/12/03	Deutsche Bank	2,483,000	$100.000	$2,483,000	2.48%	0.17%
Adaptec CVBD 0.75% 12/22/23	1	12/16/03	12/16/03	Merrill Lynch & Co	1,000,000	$100.000	$1,000,000	0.50%	0.07%
Interpublic Group Pfd 5.375%	1	12/16/03	12/16/03	UBS Warburg	69,100	$50.000	$3,455,000	1.06%	0.23%

Nations Government Securities Fund
FHLMC 2.875% 12/15/06	1	11/13/03	11/13/03	Bear Stearns & Co	600,000	$99.995	$599,970	0.01%	0.28%

Nations MidCap Value Fund
Interpublic Group of Companies, Inc.	1	12/16/03	12/16/03	JP Morgan Chase	125,000	$13.500	$1,687,500	0.56%	0.37%
Interpublic Group of Companies, Inc. Series A Pfd	1	12/16/03	12/16/03	JP Morgan Chase	20,000	$50.000	$1,000,000	0.31%	0.22%

Nations Short Intermediate Government Fund
FHLMC 2.875% 12/15/06	1	11/13/03	11/13/03	Bear Stearns & Co	820,000	$99.995	$819,959	0.02%	0.19%

Nations Short Term Income Fund
Diageo Finance Services BV 3% 12/15/06	1	12/10/03	12/10/03	Goldman Sachs & Co	3,000,000	$99.969	$2,999,070	0.60%	0.27%

Nations Strategic Income Fund
Bear Stearns Company, Inc. 4.50% 10/18/10	1	10/21/03	10/21/03	Bear Stearns & Co	388,000	$99.707	$386,863	0.05%	0.17%
Camden Property 5.375% 12/15/13	1	12/01/03	12/01/03	JP Morgan Chase	326,000	$99.424	$324,122	0.16%	0.14%
International Paper Company 4.25% 1/15/09	1	12/10/03	12/10/03	Deutsche Bank	132,000	$99.837	$131,785	0.03%	0.06%

Corporate Bond Portfolio
Bear Stearns Company, Inc. 4.50% 10/18/10	1	10/21/03	10/21/03	Bear Stearns & Co	334,000	$99.707	$333,021	0.04%	0.68%
Camden Property 5.375% 12/15/13	1	12/01/03	12/01/03	JP Morgan Chase	120,000	$99.424	$119,309	0.06%	0.24%

High Income Portfolio
Videotron LTD 6.875% 1/15/14	3	10/02/03	10/02/03	CitiGroup	16,000	$99.081	$15,853	0.00%	0.15%
Terex Corporation Notes 7.375% 1/15/14	3	11/10/03	11/10/03	CS First Boston Corp	133,000	$99.110	$131,816	0.04%	1.20%
Georgia Gulf Corporation 7.125% 12/15/13	3	11/19/03	11/19/03	JP Morgan Chase	72,000	$100.000	$72,000	0.07%	0.69%
United Agri Products, Inc. 8.25% 12/15/11	1	12/11/03	12/11/03	UBS Warburg	24,000	$100.000	$24,000	0.01%	0.23%
Great Lakes Dredge & Dock Corporation 7.75% 12/15/13	3	12/12/03	12/12/03	Lehman Brothers, Inc	25,000	$100.000	$25,000	0.01%	0.25%

*     The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**     The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).